UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2023

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o GD Culture Group Limited Flat 1512, 15F, Lucky Centre, No.165-171 Wan Chai Road Wan Chai, Hong Kong
(Address of Principal Executive Offices) (Zip code)

+852-95791074

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Item 8.01 Other Events.

As previously disclosed on the current report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2022, on September 28, 2022, Makesi IoT Technology (Shanghai) Co., Ltd. (“Makesi WFOE”), an indirect subsidiary of GD Culture Group Limited (the “Company”), entered into a termination agreement (the “Termination Agreement”) with Sichuan Wuge Network Games Co., Ltd. (“Wuge”) and shareholders of Wuge (the “Wuge Shareholders”) to cancel 133,333 shares of common stock, after giving effect to the reverse stock split which became effective on November 9, 2022 (the “Shares”), that were issued to the Wuge Shareholders, and to terminate certain technical consultation and services agreement., equity pledge agreement, equity option agreement, voting rights proxy and financial support agreement, by and among Tongrong Technology (Jiangsu) Co., Ltd., a then indirect subsidiary of the Company (“Tongrong WFOE”), Wuge and the Wuge Shareholders, which were assigned by Tongrong WFOE to Makesi WFOE. On March 9, 2023, the Shares were cancelled pursuant to the Termination Agreement.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD CULTURE GROUP LIMITED

Date: March 13, 2023	By:	/s/ Hongxiang Yu
	Name:	Hongxiang Yu
	Title:	Chief Executive Officer, President and Chairman of the Board

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